Exhibit 99.1
Press Release

13907 S. Minuteman Drive, Suite 500 Draper, UT 84020
www.franklincovey.com

FRANKLIN COVEY REPORTS THIRD QUARTER FISCAL 2026

FINANCIAL RESULTS

Consolidated Third Quarter Revenue Increases 1% to $67.8 Million

Invoiced Amounts in Enterprise North America Increase 4% to $36.7 Million

Deferred Revenue Increases 7% to $96.0 Million

Net Income for the Third Quarter Increases to $3.1 Million

Adjusted EBITDA Increases 14% to $8.3 Million

Liquidity Remains Strong at Over $74 Million, with $12.0 Million of Cash and the Company’s $62.5 Million Credit Facility Fully Available

Company Updates Guidance for Fiscal 2026

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC), a global leadership and organizational performance partner that gives strategy the human edge, announced today its financial results for the third quarter of fiscal 2026, which ended on May 31, 2026.

Third Quarter Fiscal 2026 Financial Overview

The Company’s consolidated revenue for Q3 FY2026 increased to $67.8 million compared with $67.1 million in Q3 FY2025. The Company’s financial results for Q3 FY2026 include the following:

•
Enterprise Division revenue for Q3 FY2026 increased to $48.1 million compared with $47.3 million in the prior year.
•
Enterprise Division revenue reflected a $1.0 million increase in North America segment revenue partially offset by a $0.2 million decrease in International segment revenue. The North America segment was favorably affected by higher service revenue, partially offset by lower recognized subscription revenue.
•
Enterprise North America invoiced amounts grew 4% year-over-year.
•
Deferred revenue for the Enterprise Division increased 15% year-over-year.
•
Education Division revenue in Q3 FY2026 increased to $19.0 million compared with $18.6 million in the prior year.
•
The increase was driven by higher subscription revenue, primarily due to the delivery of more training and coaching days, partially offset by decreased materials revenue during the quarter.
•
Consolidated subscription and subscription services revenue for Q3 FY2026 was $57.5 million compared with $57.7 million in Q3 FY2025. Subscription and contractually committed services invoiced for Q3 FY2026 totaled $37.0 million, growth of 17%, compared with $31.7 million in Q3 FY2025.
•
The Company recognized net income for Q3 FY2026 of $3.1 million, or $0.27 per diluted share, compared with a net loss of $(1.4) million, or $(0.11) per share, in Q3 FY2025.

•
Adjusted EBITDA for Q3 FY2026 increased 14% to $8.3 million compared with $7.3 million in the prior year.
•
Consolidated deferred revenue at May 31, 2026 increased 7% to $96.0 million compared with $89.3 million at May 31, 2025.
•
At May 31, 2026, 59% of the Company’s AAP contracts in North America were for at least two years, compared with 58% at May 31, 2025, and the percentage of contracted amounts represented by multi-year contracts was 60% compared with 62% on May 31, 2025.
•
Unbilled deferred revenue totaled $61.1 million at May 31, 2026, compared with $62.0 million at May 31, 2025.
•
Cash provided by operating activities for Q3 FY2026 was $1.1 million compared with $6.3 million in the prior year.
•
Free cash flow for Q3 FY2026 was $(1.0) million compared with $2.8 million in Q3 FY2025.
•
Cash and cash equivalents totaled $12.0 million compared with $33.7 million as of May 31, 2025.

Paul Walker, President and Chief Executive Officer commented, “We are pleased with the continued strong momentum particularly in Enterprise North America, which achieved 4% growth in invoiced amounts in the third quarter, or 6% year-to-date, and where we achieved 18% growth in our deferred revenue balance year-over-year, and over 25% growth in our year-to-date services booking pace – all of which position us well for meaningful growth in fiscal 2027. This marks our third consecutive quarter of invoiced growth in Enterprise North America, reflecting both the increasing strategic importance of what we do for our clients and the traction from the go-to-market transformation we implemented last year.

While we experienced an unexpected headwind in our Education business due to a last-minute state budget reduction that removed funding for a large state contract, the underlying strength of our business across both Enterprise North America and Education remains solid and we remain confident in our trajectory for meaningful growth in fiscal 2027 and beyond.”

Jessi Betjemann, Chief Financial Officer said, “In the third quarter, we demonstrated strong operational discipline, with Adjusted EBITDA growing 14% to $8.3 million. We are pleased that our consolidated deferred revenue balance increased 7% year-over-year to $96.0 million and that our balance sheet remains strong with over $74 million in total liquidity. We are revising our fiscal 2026 revenue guidance to a range of $260 million to $267 million while maintaining our expectation to achieve Adjusted EBITDA guidance within a narrower range through continued cost discipline.”

Fiscal 2026 Guidance

The Company has revised its revenue guidance to allow for a timing shift in previously invoiced services delivery from this year to next for a large contract in Enterprise North America, a large new school contract with an existing state-wide Education client that experienced gubernatorial budget reductions which we expect to return next year, and the impact of the challenging international environment due to ongoing geo-political tensions. These factors, combined with a disciplined view of the variability risk that could occur as we close the year, have led the Company to revise its revenue guidance.

The Company updates its fiscal 2026 guidance to the following, in constant currency:

•
Total revenue in the range of $260 million to $267 million, versus prior guidance of $265 million to $275 million.
•
Adjusted EBITDA in the range of $28 million to $31 million, within prior guidance of $28 million to $33 million.

Despite the revision of the revenue guidance range, the Company has maintained its prior Adjusted EBITDA guidance within a narrower range, reflecting the effectiveness of cost reduction measures implemented throughout the year. The Company believes it is well-positioned to deliver net revenue, Adjusted EBITDA, and Free Cash Flow growth in fiscal 2027 and beyond.

Earnings Conference Call

On Wednesday, July 1, 2026, at 5:00 p.m. Eastern (3:00 p.m. Mountain Time) Franklin Covey will host a conference call to review its third quarter fiscal 2026 financial results. Interested persons may access a live audio webcast at https://edge.media-server.com/mmc/p/8yjq5b3i or may participate via telephone by registering at https://register-conf.media-server.com/register/BI57ddeb8339fa49c0a62b3ff26faa5415. Once registered, participants will have the option of 1) dialing into the call from their phone (via a personalized PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. For either option, registration will be required to access the call. A replay of the conference call webcast will be archived on the Company’s website for at least 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability and other goals relating to the growth and operations of the Company. Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general macroeconomic conditions; renewals of subscription contracts; the impact of strategic projects and initiatives on future financial results; growth in and client demand for add-on services; market acceptance of new products or services, including new AAP portal upgrades and content launches; impacts from geopolitical trade tensions and the general business environment; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations. These forward-looking statements are based on management’s current expectations, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

This earnings release includes the concepts of Adjusted EBITDA and Free Cash Flow which are non-GAAP measures. The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest, income taxes, intangible asset amortization, depreciation, stock-based compensation expense, and certain other infrequently occurring items such as restructuring and building exit costs. Free Cash Flow is defined as GAAP calculated cash flows from operating activities less capitalized expenditures for purchases of property and equipment, curriculum development, and content or license rights. The Company references these non-GAAP financial measures in its decision-making because they provide supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods, and the Company believes they provide investors with greater transparency to evaluate operational activities and financial results. Refer to the attached tables for the reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to consolidated net income (loss), a related GAAP financial measure, and for the calculation of Free Cash Flow.

The Company is unable to provide a reconciliation of the above forward-looking estimate of non-GAAP Adjusted EBITDA to GAAP measures because certain information needed to make a reasonable forward-looking estimate is difficult to obtain and dependent on future events which may be uncertain, or out of the Company’s control, including the amount of AAP contracts invoiced, the number of AAP contracts that are renewed, necessary costs to deliver the Company’s offerings, such as unanticipated curriculum development costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort.

About Franklin Covey Co.

Franklin Covey Co. (NYSE: FC) is a global leadership and organizational performance partner that gives strategy the human edge. It helps organizations achieve the breakthrough results that matter most. Using proven, principle-centered frameworks and practices, it builds high-trust leaders, teams and cultures and helps clients translate strategy into consistent execution. For more than 40 years, it has tested this approach with thousands of clients from Fortune 100 companies to educational and government institutions, providing professional services across 160 countries. Visit www.franklincovey.com and explore insights LinkedIn, Facebook, X, Instagram, and YouTube.

Investor Contact:	Media Contact:
Franklin Covey	Franklin Covey
Boyd Roberts	Debra Lund
801-817-5127	801-817-6440
investor.relations@franklincovey.com	Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
Condensed Consolidated Statements of Operations
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended		Three Quarters Ended
	May 31,	May 31,	May 31,	May 31,
	2026	2025	2026	2025

Revenue	$67,807	$67,121	$191,499	$195,819
Cost of revenue	17,710	15,799	47,755	46,040
Gross profit	50,097	51,322	143,744	149,779

Selling, general, and administrative	43,263	46,232	132,882	138,468
Restructuring costs	696	4,739	5,650	6,723
Building exit costs	143	444	1,272	498
Depreciation	1,185	1,012	3,424	2,979
Amortization	614	1,098	1,971	3,294
Income (loss) from operations	4,196	(2,203)	(1,455)	(2,183)
Interest income (expense), net	(30)	76	(72)	295
Income (loss) before income taxes	4,166	(2,127)	(1,527)	(1,888)
Income tax benefit (provision)	(1,081)	718	(659)	584
Net income (loss)	$3,085	$(1,409)	$(2,186)	$(1,304)

Net income (loss) per common share:
Basic and diluted	$0.27	$(0.11)	$(0.19)	$(0.10)

Weighted average common shares:
Basic	11,260	12,891	11,630	13,028
Diluted	11,451	12,891	11,630	13,028

Other data:
Adjusted EBITDA(1)	$8,331	$7,307	$16,115	$17,041

(1) Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP measure to a comparable GAAP measure, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended		Three Quarters Ended
	May 31,	May 31,	May 31,	May 31,
	2026	2025	2026	2025
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$3,085	$(1,409)	$(2,186)	$(1,304)
Adjustments:
Interest expense (income), net	30	(76)	72	(295)
Income tax provision (benefit)	1,081	(718)	659	(584)
Amortization	614	1,098	1,971	3,294
Depreciation	1,185	1,012	3,424	2,979
Stock-based compensation	1,497	2,217	5,591	5,730
Restructuring costs	696	4,739	5,650	6,723
Building exit costs	143	444	1,272	498
Gain on license liability restructuring	-	-	(338)	-
Adjusted EBITDA	$8,331	$7,307	$16,115	$17,041

Adjusted EBITDA margin	12.3%	10.9%	8.4%	8.7%

FRANKLIN COVEY CO.
Additional Financial Information
(in thousands and unaudited)

	Quarter Ended		Three Quarters Ended
	May 31,	May 31,	May 31,	May 31,
	2026	2025	2026	2025
Revenue by Division/Segment:
Enterprise Division:
North America	$38,024	$37,054	$106,763	$111,711
International	10,052	10,212	30,410	30,685
	48,076	47,266	137,173	142,396
Education Division	18,998	18,640	52,590	50,169
Corporate and other	733	1,215	1,736	3,254
Consolidated	$67,807	$67,121	$191,499	$195,819

Gross Profit by Division/Segment:
Enterprise Division:
North America	$30,213	$30,708	$86,923	$92,503
International	7,616	7,869	23,362	23,905
	37,829	38,577	110,285	116,408
Education Division	11,936	12,227	32,620	31,968
Corporate and other	332	518	839	1,403
Consolidated	$50,097	$51,322	$143,744	$149,779

Adjusted EBITDA by Division/Segment:
Enterprise Division:
North America	$7,748	$6,201	$18,938	$19,788
International	2,073	1,662	5,533	3,565
	9,821	7,863	24,471	23,353
Education Division	1,685	2,053	1,166	2,006
Corporate and other	(3,175)	(2,609)	(9,522)	(8,318)
Consolidated	$8,331	$7,307	$16,115	$17,041

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	May 31,	August 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$11,972	$31,698
Accounts receivable, less allowance for
credit losses of $2,091 and $2,929	50,285	68,415
Inventories	5,804	5,165
Prepaid expenses and other current assets	23,745	24,199
Total current assets	91,806	129,477

Property and equipment, net	12,557	14,324
Intangible assets, net	31,843	34,551
Goodwill	31,220	31,220
Deferred income tax assets	242	231
Other long-term assets	30,342	33,109
	$198,010	$242,912

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of notes payable	$-	$823
Accounts payable	6,424	8,780
Deferred revenue	92,950	106,534
Customer deposits	20,027	16,327
Accrued liabilities	20,728	24,828
Total current liabilities	140,129	157,292

Other liabilities	10,921	14,718
Deferred income tax liabilities	4,024	3,991
Total liabilities	155,074	176,001

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	229,260	230,251
Retained earnings	124,086	126,272
Accumulated other comprehensive loss	(1,170)	(1,032)
Treasury stock at cost, 15,756 and 14,565 shares	(310,593)	(289,933)
Total shareholders' equity	42,936	66,911
	$198,010	$242,912

FRANKLIN COVEY CO.
Condensed Consolidated Free Cash Flow
(in thousands and unaudited)

	Three Quarters Ended
	May 31,	May 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,186)	$(1,304)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	5,395	6,273
Amortization of capitalized curriculum costs	4,078	3,269
Stock-based compensation	5,591	5,730
Deferred income taxes	33	12
Amortization of right-of-use operating lease assets	640	392
Gain on license obligation restructuring	(338)	-
Changes in working capital	4,263	4,667
Net cash provided by operating activities	17,476	19,039

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,920)	(4,050)
Curriculum development costs	(5,079)	(4,095)
Reacquisition of license rights	-	(324)
Net cash used for investing activities	(8,999)	(8,469)

Free Cash Flow	$8,477	$10,570